CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-87684 on Form N-1A of our report dated December 28, 2009, relating to the financial statements and financial highlights of The Metzler/Payden Investment Group, including Metzler/Payden European Emerging Markets Fund, and The Payden & Rygel Investment Group, including Payden Cash Reserves Money Market Fund, Payden Limited Maturity Fund, Payden Short Bond Fund, Payden U.S. Government Fund, Payden GNMA Fund, Payden Core Bond Fund, Payden Corporate Bond Fund, Payden High Income Fund, Payden Tax Exempt Bond Fund, Payden California Municipal Income Fund, Payden Global Short Bond Fund, Payden Global Fixed Income Fund, Payden Emerging Markets Bond Fund, Payden Value Leaders Fund, Payden U.S. Growth Leaders Fund and Payden Global Equity Fund,, appearing in the Annual Report on Form N-CSR of The Metzler/Payden Investment Group for the year or period ended October 31, 2009, and to the references to us under the headings “Fund Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 24, 2010